Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the registration statements (File No. 333-121962, as amended, File No. 333-110515, as amended, File No. 333-110926, File No. 333-109849, File No. 333-109848, File No. 333-97985, as amended, File No. 333-97679, File No. 333-97337, File No. 333-36626, File No. 333-74693, File No. 333-74695, File No. 333-74697, File No. 333-70157, as amended, File No. 333-48917, as amended, File No. 33-61115, as amended) on Form S-3 and (File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No. 33-59771, File No. 33-59773) on Form S-8 of Pennsylvania Real Estate Investment Trust of our report dated February 28, 2007, except as to note 2, which is as of July 13, 2007, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, and related financial statement schedule, which report appears in the Current Report on Form 8-K of Pennsylvania Real Estate Investment Trust dated July 16, 2007.

/s/ KPMG LLP

Philadelphia, Pennsylvania

July 13, 2007